Exhibit 99

        Highwoods Announces Additional 5 Million Share Repurchase Program
                        and Declares Quarterly Dividends
                                ----------------

RALEIGH, NC - April 25, 2001 - Highwoods Properties' (NYSE: HIW) Board of Directors today has authorized the repurchase of up to an additional five million shares and units of the Company's current 61.9 million outstanding common shares and operating partnership units through open market or privately negotiated transactions.

"Having essentially completed our prior 10 million share and unit repurchase program as promised, we plan to continue to repurchase our undervalued shares in a leverage neutral fashion as part of our continuing efforts to build shareholder value. Funds for the purchases will be generated from our normal capital recycling efforts as we continually refine our property holdings in our eleven core markets" said Ronald P. Gibson, president and chief executive officer of Highwoods.

Additionally, the Board declared the following dividends:

------------------------------------- ----------------- ---------------------------- --------------------------------
                                        Amount Per
              Security                    Share                 Record Date                  Payable Date
------------------------------------- ----------------- ---------------------------- --------------------------------
Common Stock                                  $.57              May 4, 2001                    May 17, 2001
------------------------------------- ----------------- ---------------------------- --------------------------------
Series A Cumulative
Redeemable Preferred                      $21.5625             May 15, 2001                   May 31, 2001
------------------------------------- ----------------- ---------------------------- --------------------------------
Series B Cumulative
Redeemable Preferred                          $.50             June 1, 2001                  June 15, 2001
------------------------------------- ----------------- ---------------------------- --------------------------------
Depositary Share Each
Representing 1/10 of a
Series D Cumulative
Redeemable Preferred                          $.50             July 2, 2001                  July 31, 2001
------------------------------------- ----------------- ---------------------------- --------------------------------

Highwoods Properties, Inc. is a fully integrated, self-administered real estate investment trust ("REIT") that provides leasing, management, development, construction and other customer-related services for its properties and for third parties. The Company currently owns or has an interest in 591 office, industrial, retail and service center properties encompassing approximately 46.2 million square feet, including 33 development projects encompassing approximately 3.7 million square feet, and 2,024 apartment units. Highwoods also controls more than 1,800 acres of development land. Highwoods is based in Raleigh, North Carolina, and its properties and development land are located in Florida, Georgia, Iowa, Kansas, Missouri, North Carolina, South Carolina, Tennessee and Virginia. For more information about Highwoods Properties, please visit our Web site at www.highwoods.com.

Certain matters discussed in this press release, including the expected share repurchases, are forward-looking statements within the meaning of the federal securities laws. These statements are distinguished by use of the words "will", "expect", "intends" and words of similar meaning.

Although Highwoods believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Factors that could cause actual results to differ materially from Highwoods' current expectations include general economic conditions, local real estate conditions, changes in the cost of materials and labor used in construction projects, and the other risks detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and subsequent SEC reports.